Exhibit 99.2

JOINT FILER INFORMATION

1.       Name:                                     Isaac Perlmutter
         Address:                                  P.O. Box 1028
                                                   Lake Worth, FL 33460
         Designated Filer:                         Isaac Perlmutter
         Issuer and Ticker Symbol:                 Marvel Enterprises Inc. (MVL)
         Statement for Month/Day/Year:             6/02/2006


2.       Name:                                     Object Trading Corp.
         Address:                                  P.O. Box 1028
                                                   Lake Worth, FL 33460
         Designated Filer:                         Isaac Perlmutter
         Issuer and Ticker Symbol:                 Marvel Enterprises Inc. (MVL)
         Statement for Month/Day/Year:             6/02/2006



By:  /s/ John Turitzin                             Date:   6/05/2006
   -------------------------------------
         John Turitzin, attorney in fact
         for Isaac Perlmutter

Object Trading Corp.

By:  /s/ John Turitzin                             Date:   6/05/2006
   ------------------------------------
         John Turitzin, duly authorized